Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

YETI Holdings, Inc. (Name of registrant as specified in its charter) (Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing Party:
	(4)	Date Filed:

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735

April 4, 2019

To Our Stockholders:

We are pleased to invite you to attend the Annual Meeting of Stockholders of YETI Holdings, Inc. ("YETI") to be held on Friday, May 17, 2019, at 8:00 A.M., local time, at our YETI Flagship store, located at 220 S. Congress Avenue, Austin, Texas 78704.

The following pages include a formal notice of the meeting and YETI's proxy statement. These materials describe various matters on the agenda for the meeting and provide details regarding admission to the meeting. Please read these materials so that you will know what we plan to do at the meeting.

We have elected to provide access to our proxy materials over the Internet by mailing our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice"). The Notice provides information on how stockholders can obtain paper copies of our proxy materials if they so choose. This method expedites the receipt of your proxy materials, lowers the costs of our annual meeting and supports conservation of natural resources.

It is important that your shares be represented at the meeting, regardless of whether or not you plan to attend the meeting in person. You may vote your shares through any of the voting options available to you as described in the accompanying proxy statement and the Notice or proxy card you received.

We hope you will exercise your rights as a stockholder and fully participate in YETI's future. On behalf of management and our Board of Directors, we thank you for your continued support of YETI.

Sincerely,

Matthew J. Reintjes
 President and Chief Executive Officer, Director

YETI Holdings, Inc.
7601 Southwest Parkway
Austin, Texas 78735

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of YETI Holdings, Inc.:

The 2019 Annual Meeting of Stockholders (the "Annual Meeting") of YETI Holdings, Inc. ("YETI") will be held at 8:00 A.M., local time, on Friday, May 17, 2019, at our YETI Flagship store, located at 220 S. Congress Avenue, Austin, Texas 78704. The business matters for the Annual Meeting are as follows:

1.
The election of the two Class I directors named in the accompanying proxy statement to serve until YETI's 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

2.
The ratification, on a non-binding basis, of the appointment of Grant Thornton LLP as YETI's independent registered public accounting firm for the fiscal year ending December 28, 2019.

Stockholders who hold our common stock at the close of business on March 25, 2019 are entitled to receive notice of, attend, and vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, to ensure that your shares are represented at the Annual Meeting, please vote your shares in one of the manners described in the accompanying materials.

If you plan to attend the Annual Meeting and are a registered stockholder, please bring the Notice of Internet Availability of Proxy Materials that was mailed to you and a valid form of identification. If your shares are registered in the name of a bank or your broker, please bring your bank or brokerage statement showing your beneficial ownership with you to the Annual Meeting or request an invitation by writing to me at YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735, Attention: Secretary. In order to vote your shares in person at the Annual Meeting, if you are not a registered stockholder, you must first obtain a valid proxy from the bank or broker that holds your shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to Be Held on May 17, 2019:

This Notice of Annual Meeting of Stockholders, the accompanying proxy statement and YETI's
2018 Annual Report to Stockholders are available at www.proxyvote.com.

The Board of Directors recommends that you vote "For All" of the nominees in the election of two
Class I directors and "For" proposal 2.

By Order of the Board of Directors,

Bryan C. Barksdale
 Senior Vice President, General Counsel and Secretary
Austin, Texas
April 4, 2019

2019 PROXY STATEMENT

This proxy statement of YETI Holdings, Inc. ("YETI") is being furnished in connection with the solicitation of proxies by YETI's Board of Directors (the "Board") for use at YETI's 2019 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 8:00 A.M., local time, on Friday, May 17, 2019, at our YETI Flagship store, located at 220 S. Congress Avenue, Austin, Texas 78704. This proxy statement contains important information regarding the Annual Meeting. You should review this information, along with the Notice of Annual Meeting of Stockholders and YETI's 2018 Annual Report to Stockholders, before voting.

You may vote if you were a stockholder of record at the close of business on March 25, 2019, the record date for the Annual Meeting. Our proxy materials are first being made available to all stockholders entitled to vote on or about April 4, 2019.

-i-

(continued)

-ii-

PROPOSAL 1.    ELECTION OF TWO CLASS I DIRECTORS

Our Board consists of eight qualified directors with skills we believe are aligned to our business and strategy. Currently, our Board is comprised of the following members:

NAME	CLASS	YEAR TERM EXPIRES

Matthew J. Reintjes	Class I	2019

Roy J. Seiders	Class I	2019

Mary Lou Kelley	Class II	2020

Dustan E. McCoy	Class II	2020

Robert K. Shearer	Class II	2020

Jeffrey A. Lipsitz	Class III	2021

Michael E. Najjar	Class III	2021

David L. Schnadig	Class III	2021

Director Nominees

The stockholders are being asked to elect Matthew J. Reintjes and Roy J. Seiders to serve as Class I directors for a term of three years ending at our 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Both currently serve as Class I directors whose terms expire at the Annual Meeting. They have each agreed to being named in this proxy statement and to serve as a Class I director if elected. Our Board has nominated these directors following the recommendation of the Nominating and Governance Committee of the Board.

Mr. Reintjes has served as our President and Chief Executive Officer since September 2015 and as a member of our Board since March 2016. Mr. Seiders has served as a member of our Board since June 2012. Mr. Seiders is one of our Founders and served as our Chief Executive Officer from 2006 to September 2015.

The classified structure of our Board was adopted in our Amended and Restated Certificate of Incorporation, effective October 25, 2018 (the "Certificate of Incorporation").

Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote "For All" of the nominees in the election of two Class I directors. If any nominee should become unable or unwilling for good cause to serve as a Class I director if elected, the shares will be voted for such substitute nominee as may be proposed by our Board or our Board may reduce the number of directors constituting the Board. However, we are not aware of any circumstances that would prevent any of the nominees from serving.

The Board unanimously recommends that stockholders vote "For All" of the nominees in the election of two Class I directors.

The following section provides information with respect to each nominee for election as a director and each director of YETI who will continue to serve as a director after the Annual Meeting. It includes the specific experience, qualifications and skills considered by the Nominating and Governance Committee and/or the Board in assessing the appropriateness of the person to serve as a director, as well as the start of each director's tenure on our Board, their ages and committee assignments. Ages are as of April 4, 2019.

Class I Nominees

MATTHEW J. REINTJES Director since 2016 Age: 43	Qualifications:

Mr. Reintjes has served as our President and Chief Executive Officer since September 2015 and was appointed to our Board in March 2016. Prior to joining us, Mr. Reintjes served from February 2015 to September 2015 as Vice President of the Outdoor Products reporting segment at Vista Outdoor Inc., a manufacturer of outdoor sports and recreation products, which, prior to February 9, 2015, was operated as a reporting segment of Alliant Techsystems Inc. ("ATK"), an aerospace, defense, and sporting goods company. While at ATK, Mr. Reintjes served as Vice President of Accessories from November 2013 to February 2015. Prior to ATK, Mr. Reintjes served as Chief Operating Officer of Bushnell Holdings Inc., a portfolio of leading brands in outdoor and recreation products, from May 2013 until its acquisition by ATK in November 2013. Mr. Reintjes also served as Chief Operating Officer of Hi-Tech Industrial Services, Inc., a supplier of industrial services, from January 2013 to May 2013. Prior to this time, Mr. Reintjes served for nine years in a variety of general management roles at Danaher Corporation, a global science and technology company, including: President of KaVo Equipment Group—North America from October 2011 to January 2013; President—Imaging from April 2011 to October 2011; and roles including Vice President/General Manager, Vice President of Sales, and Senior Product Manager of Danaher Corporation from 2004 to October 2011. Mr. Reintjes holds a B.A. in Economics from the University of Notre Dame and an M.B.A. from the University of Virginia's Darden School of Business.

Mr. Reintjes was selected to serve on our Board because of his perspective and experience as our President and Chief Executive Officer and his extensive experience in corporate strategy, brand leadership, new product development, general management processes, and operations leadership with companies in the outdoor sports and recreation products industries.

ROY J. SEIDERS Director since 2012 Age: 42

Qualifications:

Mr. Seiders has served as a member of our Board since June 2012. From 2006 to September 2015, Mr. Seiders served as our Chief Executive Officer. Mr. Seiders is one of our Founders and has been consistently focused on product design and development, as well as developing our marketing tone. Since September 2015, Mr. Seiders has served as the Chairman and Founder of our wholly owned subsidiary, YETI Coolers, LLC. Mr. Seiders holds a B.A. from Texas Tech University.

Mr. Seiders was selected to serve on our Board because of his unique perspective and experience as one of our Founders and leaders since our inception and because of his passion for, and extensive knowledge of, our products, brand, Ambassadors, and customers.

Class II Directors

MARY LOU KELLEY Director since 2019 Age: 58 Compensation Committee	Qualifications:

Ms. Kelley has served as a member of our Board since February 2019. From April 2014 through March 2017, Ms. Kelley served as President, E-Commerce for Best Buy Co., Inc., a consumer electronics retailer. Prior to joining Best Buy, she served as Senior Vice President, E-Commerce for Chico's FAS Inc., a retail women's clothing chain, from July 2010 to March 2014. Previously, Ms. Kelley held the posts of Vice President of Retail Real Estate and Marketing and Vice President of E-Commerce for L.L. Bean, a retail company. Ms. Kelley has served on the board of directors of Vera Bradley,  Inc., a luggage and handbag design company, since December 2015 and on the board of directors of Finning International, a dealer of construction machinery and equipment, since January 2018. Ms. Kelley holds a B.A. in Economics from Boston College and an M.B.A. from the University of Virginia's Darden School of Business.

Ms. Kelley was selected to serve on our Board because of her extensive executive experience and deep knowledge of consumer products e-commerce and omni-channel marketing.

DUSTAN E. MCCOY Director since 2018 Age: 69 Audit Committee Compensation Committee (Chair)

Qualifications:

Mr. McCoy has served as a member of our Board since October 2018. Since 2006, Mr. McCoy has served on the board of directors of Freeport-McMoRan Inc., a mining company, where he currently chairs its compensation committee. In addition, since 2002, he has served on the board of directors of Louisiana-Pacific Corporation, a building materials manufacturer, where he currently chairs its compensation committee. From 2005 to 2016, Mr. McCoy was Chairman of the Board and Chief Executive Officer of Brunswick Corporation, a global manufacturer and marketer of recreation products, and served in various other roles at Brunswick Corporation from 1999 to 2005. Prior to joining Brunswick Corporation, Mr. McCoy served as Executive Vice President for Witco Corporation, a specialty chemical products company, and also served Witco Corporation as Senior Vice President, General Counsel and Corporate Secretary. Mr. McCoy holds a B.A. in Political Science from Eastern Kentucky University and a J.D. from Salmon P. Chase College of Law at Northern Kentucky University.

Mr. McCoy was selected to serve on our Board because of his extensive leadership experience and broad understanding of global businesses and his knowledge of corporate compensation, legal, compliance, governance, and disclosure matters.

Class II Directors (cont.)

ROBERT K. SHEARER Director since 2018 Age: 67 Audit Committee (Chair) Nominating and Governance Committee	Qualifications:

Mr. Shearer has served as a member of our Board since October 2018. From 2005 to 2015, Mr. Shearer served as Senior Vice President and Chief Financial Officer of VF Corporation, a global lifestyle and apparel company, and from 1986 to 2005, served in various other roles at VF Corporation, including Vice President—Finance and Chief Financial Officer and Vice President—Controller. For two years, he was President of VF Corporation's Outdoor Coalition, which was formed with the acquisition of The North Face brand. Prior to joining VF Corporation, Mr. Shearer was a Senior Audit Manager for Ernst & Young, a multinational professional services firm. Since 2008, Mr. Shearer has served on the board of directors of Church & Dwight Co., Inc., a household products manufacturer, where he currently chairs the audit committee. He previously served on the board of directors of The Fresh Market, Inc., a specialty grocery chain. Mr. Shearer holds a B.S. in Accounting from Catawba College.

Mr. Shearer was selected to serve on our Board due to his extensive public accounting, finance and internal control experience, as well as his experience in leading global retail consumer products expansion initiatives.

Class III Directors

JEFFREY A. LIPSITZ Director since 2018 Age: 53	Qualifications:

Mr. Lipsitz has served as a member of our Board since October 2018. Mr. Lipsitz is a Managing Partner of Cortec Group Fund V, L.P. (together with its affiliates, "Cortec"), an investment fund owned by a private equity firm and our principal stockholder since its initial investment in 2012. Mr. Lipsitz joined Cortec in 1998, oversees a number of portfolio companies and initiated and leads the firm's acquisition activities with regard to healthcare investments. Prior to joining Cortec, Mr. Lipsitz was Vice President of Corporate Development and had oversight responsibility for the distribution businesses of PLY Gem Industries, Inc., a manufacturer of exterior building products. Mr. Lipsitz holds a B.A. from Union College and an M.B.A. from the Columbia University Graduate School of Business.

Mr. Lipsitz was selected to serve on our Board because of his extensive knowledge and understanding of our business and his strategic planning, financial analysis, mergers and acquisitions, and operating performance experience.

Class III Directors (cont.)

MICHAEL E. NAJJAR Director since 2012 Age: 52 Audit Committee Nominating and Governance Committee	Qualifications:

Mr. Najjar has served as a member of our Board since June 2012. Mr. Najjar is a Managing Partner of Cortec. Mr. Najjar joined Cortec in 2004, oversees several Cortec portfolio companies, and leads transaction sourcing efforts. Prior to Cortec, Mr. Najjar was a Managing Director at Cornerstone Equity Investors, a private equity firm. Prior to Cornerstone Equity Investors, Mr. Najjar was an investment banker at Donaldson, Lufkin & Jenrette, an investment bank. Mr. Najjar holds a B.A. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania.

Mr. Najjar was selected to serve on our Board because of his extensive knowledge and understanding of our business, consumer businesses, corporate finance, and treasury.

DAVID L. SCHNADIG Chair of the Board Director since 2012 Age: 54 Compensation Committee Nominating and Governance Committee (Chair)

Qualifications:

Mr. Schnadig has served as the Chair of our Board since June 2012. Mr. Schnadig is a Managing Partner of Cortec. Mr. Schnadig joined Cortec in 1995, oversees a number of Cortec portfolio companies and leads the firm's acquisition activities with regard to consumer and business-to-business products and specialty services companies. Prior to joining Cortec, Mr. Schnadig was Assistant to the Chairman of SunAmerica Inc., a life insurance and financial services company. Prior to SunAmerica Inc., Mr. Schnadig was an investment banker at Lehman Brothers, Inc., a global financial services firm, and a management consultant at Cresap, McCormick & Paget, general management consultants. Mr. Schnadig holds a B.A. from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University.

Mr. Schnadig was selected to serve on our Board because of his extensive knowledge and understanding of our business, consumer products businesses, corporate strategy, corporate finance, and governance.

CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board. Our Board currently consists of eight directors, comprising our Chief Executive Officer, one of our Founders, three outside directors, and three Managing Partners of Cortec, our principal stockholder.

Our principal governance documents are available under "Governance" in the Investor Relations section of our website, including our:

•
Corporate Governance Guidelines

•
Code of Ethics and Business Conduct

•
Audit Committee Charter

•
Compensation Committee Charter

•
Nominating and Governance Committee Charter

Controlled Company Exemption

Pursuant to a voting agreement by and among Cortec, Roy J. Seiders, Ryan R. Seiders and their respective affiliates (the "Voting Agreement"), by which Cortec has the right to vote in the election of our directors the shares of common stock held by all parties to the Voting Agreement, Cortec controls more than 50% of the total voting power of our common stock with respect to the election of our directors. As a result, we are a "controlled company" under the New York Stock Exchange ("NYSE") listing standards. As a controlled company, we are exempt from certain NYSE corporate governance requirements, including the requirements (a) that a majority of our Board consist of independent directors, as defined under the NYSE listing standards, (b) that our Nominating and Governance Committee be composed entirely of independent directors, and (c) that our Compensation Committee be composed entirely of independent directors. We are currently relying on these exemptions and expect to continue to do so. In the event that we cease to be a controlled company and our shares continue to be listed on the NYSE, we will be required to comply with these provisions within applicable transition periods.

Director Independence

Currently, our Board consists of eight members, three of whom are independent. See "—Controlled Company Exemption" above for additional information regarding our status as a controlled company and reliance on the controlled company exemption.

For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with us. The Board has adopted the independence standards of the NYSE listing standards for determining director independence. Based on these independence standards, our Board has determined that each of Mary Lou Kelley, Dustan E. McCoy and Robert K. Shearer is independent and free of any material relationships with YETI other than as established through his or her service as a director of YETI.

In determining director independence, our Board considers any transactions or relationships between a director and his or her immediate family and affiliates, on the one hand, and YETI and its management, on the other hand, to determine whether any such transactions or relationships are inconsistent with a determination that the director is independent. In our review of Ms. Kelley and Messrs. McCoy and Shearer, we found no such transactions or relationships.

Board Function, Leadership Structure, and Executive Sessions

Our Board oversees the performance of YETI's Chief Executive Officer and other senior management of YETI and works to assure the best interests of stockholders are served.

Our Board does not have a policy requiring either that the positions of the Chair of the Board and Chief Executive Officer should be separate or that they should be occupied by the same individual. Our Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of YETI for the Board to make a determination on these matters when it elects a new Chief Executive Officer or Chair of the Board, or at other times consideration is warranted by the circumstances. Currently, the roles are separate, with Mr. Reintjes serving as our Chief Executive Officer and Mr. Schnadig serving as Chair of the Board.

Our Board is led by the Chair of the Board, Mr. Schnadig. The Chair of the Board oversees planning of the annual Board calendar and, in consultation with the other directors, schedules and sets the agenda for meetings of the Board. In addition, the Chair of the Board provides guidance and oversight to members of management and acts as the Board's liaison to management. In this capacity, the Chair of the Board will be actively engaged in significant matters affecting YETI.

Pursuant to the terms of a stockholders agreement, dated October 24, 2018, by and among YETI, Cortec and certain other stockholders (the "Stockholders Agreement"), so long as Cortec beneficially owns 20% or more of the outstanding shares of our common stock, YETI will take all necessary action to cause a director nominated by Cortec to serve as Chair of the Board. See "—Board Size and Composition" below for additional information regarding the Stockholders Agreement.

The Board believes that this leadership structure is appropriate for us at this time because it provides our Chair of the Board with the readily available resources to manage the affairs of the Board while allowing our Chief Executive Officer to focus more on operational and management functions. An executive session of the non-management directors is held in conjunction with each regular meeting of the Board. Our independent directors also meet in regularly scheduled executive sessions at which only independent directors are present. Mr. Shearer serves as the presiding director at these executive sessions.

Director Nomination Process

The Nominating and Governance Committee is responsible for (a) identifying individuals believed to be qualified to become members of the Board, (b) recommending candidates to the Board to fill vacancies and newly-created director positions, and (c) recommending to the Board whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms. The Nominating and Governance Committee is also responsible for periodically assessing, developing and communicating with the full Board concerning the appropriate criteria to be utilized in nominating and appointing directors.

Subject to the terms of the Stockholders Agreement, the Nominating and Governance Committee has established the following minimum criteria for evaluating prospective Board candidates:

•
Reputation for integrity, strong moral character and adherence to high ethical standards.

•
Holds or has held a generally recognized position of leadership in the community and/or chosen field of endeavor and has demonstrated high levels of accomplishment.

•
Demonstrated business acumen and experience, and ability to exercise sound business judgment and common sense in matters that relate to the current and long-term objectives of YETI.

•
Ability to read and understand basic financial statements and other financial information pertaining to YETI.

•
Commitment to understand YETI and its business, industry and strategic objectives.

•
Commitment and ability to regularly attend and participate in meetings of the Board, Board committees and stockholders, and ability to generally fulfill all responsibilities as a director of YETI.

•
Willingness to represent and act in the interests of all stockholders of YETI rather than the interests of a particular group.

•
Good health and ability to serve.

•
For prospective non-employee directors, independence under applicable Securities and Exchange Commission (the "SEC") and NYSE rules, and the absence of any conflict of interest (whether due to a business or personal relationship) or legal impediment to, or restriction on, the nominee serving as a director, it being understood that not all directors are required to be independent under the NYSE listing standards.

•
Willingness to accept the nomination to serve as a director of YETI.

The Nominating and Governance Committee will also consider the following factors in connection with its evaluation of each prospective nominee:

•
Whether the prospective nominee will foster diversity of backgrounds, skills, perspectives and experiences.

•
For potential Audit Committee members, whether the nominee possesses the requisite education, training and experience to qualify as "financially literate" or as an "audit committee financial expert" under applicable NYSE and SEC rules.

•
For incumbent directors standing for re-election, the incumbent director's performance during his or her term, including the number of meetings attended, level of participation, overall contribution to YETI, and any changed circumstances affecting the individual director that may bear on his or her ability to continue to serve on the Board.

•
The composition of the Board and whether the prospective nominee will add to or complement the Board's existing strengths.

Our Corporate Governance Guidelines provide that no director may stand for election after reaching age 75 unless the Board approves an exception to this guideline on a case-by-case basis.

The Nominating and Governance Committee solicits ideas for possible candidates from a number of sources—including members of the Board, our Chief Executive Officer and other senior-level executive officers, individuals personally known to the members of the Board, our other outside advisors and the potential re-nomination of incumbent directors. The Nominating and Governance Committee may also employ professional search firms (for which it would pay a fee) to assist it in identifying potential members of the Board.

The Nominating and Governance Committee will also consider any suggestions of director nominees from stockholders and will evaluate any such prospective nominees in the same manner and against the same criteria as any other prospective nominee identified from any other source. Any stockholder may nominate one or more persons for election as one of our directors at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Amended and Restated Bylaws (the "Bylaws"). See "Stockholders' Proposals" in this proxy statement and "Notice of Stockholder Business and Nominations" in the Bylaws.

The Nominating and Governance Committee will evaluate properly identified candidates, including nominees recommended by stockholders. The Nominating and Governance Committee also takes into account the contributions of incumbent directors as Board members and the benefits to us arising from the experience of incumbent directors on the Board. In addition, the Nominating and Governance Committee will consider whether a candidate (including a candidate recommended by stockholders) meets the qualifications set forth in YETI's Corporate Governance Guidelines.

Communication with the Board

We encourage our stockholders or other interested persons to communicate with our Board. Written communications to members of the Board, the non-management or independent members of our Board as a group or the Chair of the Board can be sent to the following: Board of Directors, c/o YETI Holdings, Inc., 7601 Southwest Parkway, Austin, Texas 78735. All such communications will be forwarded to the applicable directors for their review, except for communications that (a) contain material that is not appropriate for review by the Board based upon the Bylaws and the established practice and procedure of the Board, or (b) contain improper or immaterial information.

Board Assessments

At least annually, the Nominating and Governance Committee oversees an evaluation of the performance of the Board and each director. As part of this process, the Board conducts a self-evaluation to determine whether the Board and its committees are functioning effectively.

Board Size and Composition

The Board has determined that eight directors, three of whom are independent, is the appropriate size for YETI. The number of directors is fixed from time to time by resolution of the Board pursuant to the Certificate of Incorporation. In addition, under the Stockholders Agreement, Cortec has the right to nominate (a) three directors so long as it beneficially owns at least 30% of our outstanding shares of common stock, (b) two directors so long as it beneficially owns at least 15% but less than 30% of our outstanding shares of common stock, and (c) one director so long as it beneficially owns at least 10% but less than 15% of our outstanding shares of common stock.

The Role of the Board in Succession Planning

The Board believes effective succession planning, particularly for the Chief Executive Officer, is important to the continued success of YETI. The Compensation Committee will, at least annually, make a report to the Board on succession planning for executive officers of YETI. In addition, at least annually, the Nominating and Governance Committee will make a report to the Board on succession planning for the Chair of the Board. YETI's succession plan will include appropriate contingencies in case the Chair of the Board, the Chief Executive Officer or another key executive officer of YETI retires, resigns, dies or is incapacitated. The Board, with the assistance of the Nominating and Governance Committee or Compensation Committee, as applicable, will evaluate potential successors to the Chair of the Board, the Chief Executive Officer and other key executive officers of YETI. The Chair of the Board and the Chief Executive Officer contribute to these evaluations by making available their recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

The Role of the Board in Risk Oversight

As part of its oversight function, the Board monitors various risks that we face. The Audit Committee assists the Board in fulfilling its oversight responsibility for financial reporting and meets periodically with management to review financial risk exposures and YETI's policies and guidelines concerning risk assessment and risk management. The Compensation Committee also assists the Board with this function by assessing risks associated with our compensation programs in consultation with management and its outside compensation consultant.

Code of Ethics and Business Conduct

We adopted a written code of ethics and business conduct that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted under "Governance" on the Investor Relations section of our website, www.yeti.com. To the extent required by applicable rules adopted by the SEC and the NYSE, we intend to disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors, in this location on our website at www.yeti.com.

Anti-Hedging and Anti-Pledging Policy

Directors, executive officers, other employees and third-party consultants or independent contractors whose business relationship with YETI provides access to material nonpublic information regarding YETI may not engage in transactions of a speculative nature regarding YETI securities at any time, including, but not limited to, put options, margining YETI securities, or otherwise pledging YETI securities as collateral or entering into any other hedging transactions. In addition, directors, executive officers, other employees and such third-party consultants or independent contractors are prohibited at all times from short-selling YETI common stock or engaging in transactions involving YETI-based derivative securities, including, but not limited to, trading in YETI-based put or call option contracts, transacting in straddles, and the like.

Board and Its Committees

In 2018, following the effectiveness of our registration statement on Form S-1 relating to our initial public offering (our "IPO") on October 24, 2018, our Board met once on December 5, 2018. All directors attended 100% of the meetings of the Board and of the committees on which they served during the time they served on the Board in 2018 following the effectiveness of our registration statement covering our IPO.

Our Board currently has, and appoints the members of, a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of those committees has a written charter approved by the Board. The current charter for each standing Board committee is posted under "Governance" in the Investor Relations section of our website, www.yeti.com.

The current members of the committees are identified below. Our Board determined that each of Ms. Kelley and Messrs. McCoy and Shearer is independent under the NYSE listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to Rule 10A-3(b)(1)(iv)(A)(2) under the Exchange Act, we have until October 24, 2019, one year from the effective date of our registration statement covering our IPO, to have an audit committee consisting entirely of independent directors. Until such date, Rule 10A-3 requires only a majority of our Audit Committee to consist of independent directors. Currently, our Audit Committee consists of two independent directors (Messrs. McCoy and Shearer) and one non-independent director (Mr. Najjar). We intend to comply with the independence requirements outlined here such that all members of our Audit Committee will be independent on or before October 24, 2019. Except as provided under "—Controlled Company Exemption" above, we will continue to comply with all other Board and Board committee independence requirements of the SEC and the NYSE.

COMMITTEE COMPOSITION

Committee Member	Audit	Compensation	Nominating and Governance

Mary Lou Kelley		o

Dustan E. McCoy	o	•

Michael E. Najjar	o		o

David L. Schnadig★		o	•

Robert K. Shearer	•		o

★ Chair of the Board
• Committee Chair
o Member

Audit Committee

Mr. Shearer (Chair)
Mr. McCoy
Mr. Najjar

The Audit Committee held two meetings during 2018 following the effectiveness of our registration statement covering our IPO. The Audit Committee's role is financial oversight. Our management is responsible for preparing financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements.

The Audit Committee's responsibilities include (a) assisting the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI's financial statements, (ii) YETI's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications, independence and performance, and (iv) the performance of YETI's internal audit function; (b) preparing the Audit Committee's annual report included in this proxy statement; (c) advising and consulting with management and the Board regarding the financial affairs of YETI; and (d) appointing, compensating, retaining, terminating and overseeing the work of YETI's independent auditors.

Our Board has determined that Mr. Shearer qualifies as an "audit committee financial expert" within the definition established by the SEC. For more information on Mr. Shearer's background, see his biographical information under "Proposal 1. Election of Directors—Class II Directors."

Compensation Committee

Mr. McCoy (Chair)
Ms. Kelley
Mr. Schnadig

The Compensation Committee met once during 2018 following the effectiveness of our registration statement covering our IPO. The Compensation Committee has overall responsibility for our executive and non-employee director compensation plans, policies and programs including our 2012 Equity and Performance Incentive Plan (as amended and restated June 20, 2018) (the "2012 Plan"), our 2018 Equity and Incentive Compensation Plan (the "2018 Plan") and our Non-Employee Director Compensation Policy.

The Compensation Committee establishes and administers YETI's policies, programs and procedures for compensating and providing benefits to its executives. It also makes recommendations to the Board regarding the compensation of non-employee directors. Among other responsibilities, the Compensation Committee has direct responsibility for (a) reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation, evaluating the Chief Executive Officer's performance in light of these goals and objectives, and, either as a committee or together with the independent directors (as directed by the Board), determining and approving the Chief Executive Officer's compensation level based on this evaluation; (b) reviewing and approving corporate goals and objectives relevant to other executive officer compensation, evaluating the other executive officers' performance in light of these goals and objectives, and determining and approving the compensation level of each other executive officer based on this evaluation; (c) making recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and (d) making recommendations to the Board with respect to non-employee director compensation. In performing its responsibilities, the Compensation Committee takes into account the recommendations of the Chief Executive Officer and Senior Vice President of Talent in determining the compensation of executive officers other than with respect to the Chief Executive Officer or Senior Vice President of Talent, as applicable. Otherwise, our executive officers do not have any role in determining the form or amount of compensation paid to our executive officers.

The Compensation Committee has retained Frederic W. Cook & Co., Inc. ("FW Cook") as its independent compensation consultant. During the fiscal year ended December 29, 2018, FW Cook advised on and assisted with the review and evaluation of executive compensation and compensation of our non-employee directors. During the fiscal year ended December 29, 2018, FW Cook provided no services to YETI other than consulting services to the Compensation Committee regarding executive and non-employee director compensation. The Compensation Committee has reviewed the independence of FW Cook under the specific independence factors adopted by the SEC and NYSE and determined that FW Cook's work does not raise any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 29, 2018, the members of the Compensation Committee were Messrs. McCoy and Schnadig. During the 2018 fiscal year, Mr. McCoy did not have any material interest in a transaction of YETI or a business relationship with, or any indebtedness to, YETI.

Mr. Schnadig is a Managing Partner of Cortec, our principal stockholder. See "Certain Relationships and Related Party Transactions" for a description of our prior management services agreement with Cortec, which was terminated in connection with our IPO. Mr. Schnadig also was an officer of YETI and YETI Coolers, LLC until September 26, 2018.

None of the members of the Compensation Committee serves as an executive officer of any other entity that has a member of its compensation committee (or if no committee performs that function, the board of directors) serving as one of our executive officers. None of our executive officers have served as members of a compensation committee (or if no committee performs that function, the board of directors) or a director of any other entity that has an executive officer serving as a member of the Compensation Committee or a member of our Board.

Nominating and Governance Committee

Mr. Schnadig (Chair)
Mr. Najjar
Mr. Shearer

The Nominating and Governance Committee met once during 2018 following the effectiveness of our registration statement covering our IPO. The Nominating and Governance Committee is responsible for (a) identifying individuals qualified to become members of the Board, (b) recommending candidates to fill Board vacancies and newly-created director positions, (c) recommending whether incumbent directors should be nominated for re-election to the Board upon the expiration of their terms, (d) recommending corporate governance guidelines applicable to the Board and YETI's employees, (e) overseeing the evaluation of the Board and its committees and (f) assessing and recommending Board members to the Board for committee membership. See "—Director Nomination Process" above. For a description of Cortec's right to nominate directors to our Board pursuant to the Stockholders Agreement, see "—Board Function, Leadership Structure, and Executive Sessions" and "—Board Size and Composition" above. This committee also assists our Board with management succession planning and director and officer insurance coverage.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our directors receive compensation in accordance with our Non-Employee Director Compensation Policy. Unless otherwise determined by our Board, non-employee directors compensated by Cortec will not receive compensation (other than reimbursement of expenses and discounts on YETI products) for their participation on our Board or involvement on any of its committees.

Director Compensation

The following table sets forth information regarding all compensation awarded to, earned by, or paid to our non-employee directors during 2018:

Name	Fees earned or paid in cash(1) ($)	Stock Awards(2) ($)	Total ($)

Dustan E. McCoy	18,611	120,000	138,611

Robert K. Shearer	18,611	120,000	138,611

(1)
Represents retainer for Board service and for committee chair and committee service. Each of Messrs. McCoy and Shearer elected to defer their annual cash retainer and committee cash fees into deferred stock units ("DSUs").

(2)
Represents the grant date fair value of restricted stock units ("RSUs") granted on October 25, 2018. Assumptions used in the calculation of these amounts are included in Note 7 – Stock-Based Compensation of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. Mr. Shearer elected to receive DSUs in lieu of the RSUs. As of December 29, 2018, Mr. McCoy held 3,361 DSUs and 6,666 RSUs, and Mr. Shearer held 10,027 DSUs.

Annual Cash Compensation

Our non-employee directors receive an annual cash retainer of $75,000, which, absent a deferral election described below, is paid quarterly in arrears and pro-rated based on days of service on our Board. Each non-employee director is also entitled to receive additional cash compensation for committee membership or service as a chair as follows:

•
Non-Executive Chair of our Board: $60,000

•
Lead or Presiding Director of our Board (if any): $40,000

•
Chair of the Audit Committee: $20,000

•
Audit Committee member: $10,000

•
Chair of the Compensation Committee: $15,000

•
Compensation Committee member: $7,500

•
Chair of the Nominating and Governance Committee: $10,000

•
Nominating and Governance Committee member: $5,000

•
Chair of Special Committee (e.g., strategic transactions, investigations, key employee searches): to be determined if and when the Special Committee is established

•
Member of Special Committee (if established): $7,500

As of the date of each annual meeting of our stockholders, or on a pro rata basis as of the date of a non-employee director's initial election or appointment to our Board, non-employee directors are able, subject to compliance with tax deferral rules, to elect to defer into DSUs all or part of the annual cash retainer, or chair or committee cash fees, that would be earned between such date and our next annual meeting of stockholders, which we refer to as the service period. Such DSUs would be issued on the first day of the service period on the basis of our stock price on the date of grant, rounded down for any partial shares. Such DSUs would vest on the earlier to occur of (a) the first anniversary of the date of grant and (b) the next following annual meeting of our stockholders, subject to the director's continued service through the applicable vesting date. For a director who elected DSUs in lieu of cash fees at the time of our IPO in October 2018, the DSUs will vest in full immediately prior to the Annual Meeting, subject to the director's continued service through such date. Any vested DSUs will be settled in shares of our common stock on the earlier of (a) a date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director's cessation of service on our Board.

During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director.

All of our directors are reimbursed for their reasonable out-of-pocket expenses related to their service as a member of our Board or one of its committees.

Equity Compensation

Each non-employee director serving on our Board immediately following the pricing of our IPO in October 2018 was granted on October 25, 2018 an award of RSUs for a number of shares equal to (a) $120,000 divided by (b) the price at which a share of our common stock was initially offered to the public, rounded down for any partial shares. This award vests in full in one installment immediately prior to the Annual Meeting, subject to the director's continued service through such date.

On the date of each annual meeting of our stockholders, or on a pro rata basis upon initial election or appointment to our Board, non-employee directors are granted an award of RSUs with a value of $120,000 (based on our closing stock price on the date of grant). This award will vest in full in one installment on the earlier to occur of (a) the first anniversary of the date of grant and (b) immediately prior to our next annual meeting of our stockholders, subject to the director's continued service through the applicable vesting date.

Our non-employee directors are able to elect to defer all or part of the grant of RSUs in the form of DSUs, which will vest in full in one installment on the same basis as a non-employee director's RSUs vest and will be settled in shares of our common stock on the earlier to occur of (a) the date specified by the non-employee director in his or her deferral election form and (b) the six-month anniversary of the non-employee director's cessation of service on our Board.

During any period of deferral, non-employee directors will accrue dividend equivalents on their DSUs as, if and when dividends are paid on shares of our common stock. The definitive terms regarding any DSUs will be set forth in the DSU award agreement and the accompanying deferral election form completed by the applicable director.

Company Product Discount

Directors are entitled to a discount to the suggested retail price of certain of our products.

Non-Employee Director Stock Ownership Guidelines

Under our stock ownership guidelines, each of our non-employee directors who receives compensation from us for his or her service on our Board is required to own stock in an amount equal to not less than five times his or her annual cash retainer. For purposes of this requirement, a non-employee director's holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested share awards that have been deferred for future delivery. Until the stock ownership requirements have been satisfied, non-employee directors are required to retain 100% of the shares received upon settlement of restricted stock, RSUs or performance shares (net of shares with a value equal to the amount of taxes owed by such non-employee director in respect of such settlement) and the shares received on exercise of stock options (net of shares tendered or withheld for the payment of the exercise price and taxes owed by such non-employee director in respect of such exercise), in any case, with respect to equity awards that are granted on or following October 24, 2018. The stock retention requirement does not apply to equity awards that were granted to our non-employee directors prior to October 24, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock by the following:

•
each stockholder who beneficially owns more than 5% of our common stock;

•
each current named executive officer;

•
each of our directors and director nominees; and

•
all of our executive officers and directors as a group.

With respect to our executive officers and directors, we have based the percentages set forth below on each person's beneficial ownership of our common stock as of March 25, 2019. The number of shares beneficially owned by each stockholder, director or officer is determined according to the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as affected by applicable community property laws or as otherwise set forth in the footnotes below, all persons listed have sole voting and investment power with respect to all shares shown as beneficially owned by them. The mailing address for each of the directors and executive officers is 7601 Southwest Parkway, Austin, Texas 78735.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)

5% Stockholders:

Cortec(2)	44,966,454	53.4%

Ryan R. Seiders(3)	7,742,714	9.2%

Named Executive Officers, Directors and Director Nominees:

David L. Schnadig	—	—

Dustan E. McCoy(4)(5)	6,666	*

Jeffrey A. Lipsitz	—	—

Michael E. Najjar	—	—

Robert K. Shearer(4)	—	—

Roy J. Seiders(6)	8,684,062	10.3%

Mary Lou Kelley(4)(7)	2,948	*

Matthew J. Reintjes(8)	289,016	*

Robert O. Murdock	—	—

Kirk A. Zambetti	—	—

All executive officers and directors as a group (14 persons)(4)(5)(6)(7)(8)	9,046,212	10.7%

  * Represents less than 1%.

(1)
Percentages based on 84,196,079 outstanding shares of our common stock on March 25, 2019.

(2)
Includes 41,476,740 shares of common stock held by Cortec Group Fund V, L.P. Cortec Management V, LLC is the managing general partner of Cortec Group Fund V, L.P. The manner in which the investments of Cortec Group Fund V, L.P. are held, including shares of common stock, and any decisions concerning their ultimate disposition, are subject to the control of the managers of Cortec Management V, LLC pursuant to Cortec Group Fund V, L.P.'s limited partnership agreement. The managers of Cortec Management V, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz and R. Scott Schafler. A majority vote of such managers is required to approve actions on behalf of Cortec Management V, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. As a result, none of the managers of Cortec Management V, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock.

  Includes 953,965 shares of common stock held by Cortec Co-Investment Fund V, LLC. The managers of Cortec Co-Investment Fund V, LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz and R. Scott Schafler. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Co-Investment Fund V, LLC. As a result, none of the managers of Cortec Co-Investment Fund V, LLC has direct or indirect voting or dispositive power with respect to such shares of common stock.

  Includes 2,535,749 shares of common stock held by Cortec Group Fund V (Parallel), L.P. Cortec Management V (Co-Invest), LLC is the general partner of Cortec Group Fund V (Parallel), L.P. The managers of Cortec Management V (Co-Invest), LLC currently consist of David L. Schnadig, Jeffrey A. Lipsitz and R. Scott Schafler. A majority vote of such managers is required to approve actions with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P. As a result, none of the managers of Cortec Management V (Co-Invest), LLC has direct or indirect voting or dispositive power respect to such shares of common stock. As Cortec Group Fund V (Parallel), L.P. is required by the terms of its limited partnership agreement to dispose of its equity investments in the same manner and at the same time as Cortec Group Fund V, L.P., Cortec Management V, LLC may also be deemed to have investment control over the shares of common stock held by Cortec Group Fund V (Parallel), L.P. A majority vote of the managers of Cortec Management V, LLC is required to approve actions on behalf of Cortec Management V, LLC with respect to shares of common stock held by Cortec Group Fund V, L.P. As a result, none of the managers of Cortec Management V, LLC has direct or indirect voting or dispositive power with respect to shares of common stock held by Cortec Group Fund V (Parallel), L.P.

  Each of the managers of Cortec Management V, LLC, Cortec Co-Investment Fund V, LLC, and Cortec Management V (Co-Invest), LLC disclaims beneficial ownership of the shares of common stock beneficially owned by such entities.

  The address of Cortec Management V, LLC, Cortec Co-Investment Fund V, LLC, and Cortec Management V (Co-Invest), LLC is 140 East 45th Street, 43rd Floor, New York, New York 10017.

  Does not include shares of common stock held by the other stockholders that are subject to the Voting Agreement.

(3)
Includes 7,742,714 shares of common stock held by RRS Ice 2, LP. Ryan R. Seiders is the manager of RRS ICE Management, LLC, the general partner of RRS Ice 2, LP, and may be deemed to beneficially own the shares of common stock held by RRS Ice 2, LP. The address of RRS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

Does not include shares of common stock held by the other stockholders that are subject to the Voting Agreement.

(4)
Does not include shares of common stock underlying DSUs granted under the 2018 Plan, which will vest immediately prior to the Annual Meeting, but for which settlement will not occur until the earlier of (a) the date specified by the non-employee director in his or her deferral election form or (b) the six-month anniversary of the non-employee director's cessation of service on our Board, as follows: Dustan E. McCoy, 3,155; Robert K. Shearer, 9,821; and Mary Lou Kelley, 1,141.

(5)
Reflects 6,666 shares of common stock that Dustan E. McCoy has the right to acquire within 60 days of March 25, 2019 through the vesting of RSUs.

(6)
Reflects 8,256,012 shares and 428,050 shares of common stock held by RJS Ice 2, LP and RJS Ice, L.P., respectively. Roy J. Seiders is the manager of RJS ICE Management, LLC, the general partner of each of RJS Ice 2, LP and RJS Ice, L.P., and may be deemed to beneficially own the shares of common stock held by RJS Ice 2, LP and RJS Ice, L.P. The address of RJS ICE Management, LLC is P.O. Box 163325, Austin, Texas 78716.

Does not include shares of common stock held by the other stockholders that are subject to the Voting Agreement.

(7)
Reflects 2,948 shares of common stock that Mary Lou Kelley has the right to acquire within 60 days of March 25, 2019 through the vesting of RSUs.

(8)
Includes 264,402 shares of common stock that Matthew J. Reintjes has the right to acquire within 60 days of March 25, 2019 through the exercise of options.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. Directors, executive officers and greater than 10% beneficial holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of those forms furnished to us, or written representations that no forms were required, we believe that, during the fiscal year ended December 29, 2018, all Section 16(a) filing requirements applicable to our directors, executive officers and greater than 10% beneficial holders were satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions that occurred on or after January 1, 2018 to which we were a party, in which the amount involved exceeds $120,000 and in which any of our executive officers, directors, or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest.

Each agreement described below was filed as an exhibit to the registration statement on Form S-1 filed with the SEC in connection with our IPO, and the descriptions below are qualified by reference to such agreements.

Stockholders Agreement

In connection with our IPO, we entered into the Stockholders Agreement with Cortec and certain other stockholders. See the "Corporate Governance—Board Function, Leadership Structure, and Executive Sessions" and "Corporate Governance—Board Size and Composition" sections of this proxy statement for the specific implications of this agreement.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement with Cortec, Roy J. Seiders, Ryan R. Seiders, certain of their respective affiliates, and certain other stockholders (the "Registration Rights Agreement"). Under the terms of the Registration Rights Agreement, certain of the parties thereto (each, a "Rights Holder" and, collectively, the "Rights Holders") may request registration, or a demand registration, of all or a portion of its common stock. If a Rights Holder makes a demand registration, the other stockholders party thereto may request that up to all of their shares of common stock be included in such registration statement. In each case, the amount registered under the demand registration is subject to certain limitations and conditions. We shall not be obligated to effectuate more than four demand registrations in any 12-month period. Any demand registration must be for an anticipated aggregate offering price of at least $250 million. In addition, in the event that we register additional shares of common stock for sale to the public in the future, we will be required to give notice of the registration to the Rights Holders and, subject to certain limitations, include shares of common stock held by them in the registration. The Registration Rights Agreement includes customary indemnification provisions in favor of the Rights Holders against certain losses and liabilities arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Other Related Party Transactions

Roy J. Seiders serves in a non-executive capacity as Chairman and Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015. Total cash payments made by us to Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $699,000 for such service during 2018.

Ryan R. Seiders, who currently serves as a Co-Founder of YETI Coolers, LLC pursuant to an employment agreement dated September 14, 2015, is the brother of Roy J. Seiders. Total cash payments made by us to

Mr. Seiders, including salary, bonus, and dividends in respect of vested options, were approximately $684,000 for such service during 2018.

In 2012, we entered into a management services agreement with Cortec that provided for a management fee based on 1.0% of total sales, not to exceed $750,000 annually, plus certain out-of-pocket expenses. Each of Messrs. Lipsitz, Najjar and Schnadig are Managing Partners of Cortec. During fiscal 2018, we incurred fees and out-of-pocket expenses under this agreement of $0.8 million. This agreement was terminated in connection with our IPO and no further payments are due to Cortec.

Policies and Procedures for Related Party Transactions

Pursuant to our Corporate Governance Guidelines and the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving "Related Person Transactions." Pursuant to our policy, Related Person Transactions are, subject to the exclusions described below, transactions, arrangements or relationships between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest or transactions, arrangements or relationships that would cast into doubt the independence of a director, would present the appearance of a conflict of interest between us and related persons or is otherwise prohibited by law, rule or regulation. Our policy specifically excludes the following from the definition of Related Person Transaction: (a) compensation to a director or executive officer that is or will be disclosed in YETI's proxy statement; (b) compensation to an executive officer who is not an immediate family member of a director or of another executive officer that has been approved by the Compensation Committee or the Board; (c) a transaction in which the rates or charges involved are determined by competitive bids, or which involves rates or charges fixed in conformity with law or governmental authority; (d) a transaction that involves services as a bank depositary of funds, transfer agent, registrar, indenture trustee or similar services; (e) a transaction in which the related person's interest arises solely from the ownership of YETI stock and all stockholders receive the same benefit on a pro rata basis; and (f) a transaction entered into or consummated prior to the date of our IPO. Our policy regarding Related Person Transactions provides that a related person is: (a) any person who has served as a director or an executive officer of YETI at any time during the last fiscal year; (b) any person whose nomination to become a director has been presented in a proxy statement relating to the election of directors since the beginning of the last fiscal year; (c) any person who was at any time during the last fiscal year an immediate family member of any of the persons listed in (a) and (b) of this sentence; or (d) any person or any immediate family member of such person who is known to us to be the beneficial owner of more than 5% of YETI's stock at the time of the transaction.

The Audit Committee will report its action with respect to any Related Person Transaction to the Board. In the event that any Related Person Transaction is approved by the Audit Committee, such transaction will be disclosed in our proxy statement for the next annual meeting of stockholders following such approval.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR FISCAL YEAR ENDING DECEMBER 28, 2019

The Audit Committee has appointed Grant Thornton LLP to serve as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 28, 2019. Although we are not required to seek stockholder approval of this appointment, we intend to seek stockholder approval of our registered public accounting firm annually. No determination has been made as to what action the Audit Committee would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in our best interests. We expect that representatives of Grant Thornton LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

The following table presents fees for professional services rendered by Grant Thornton LLP, our independent registered public accounting firm, for the fiscal periods indicated:

	2018	2017

Audit(1)	$926,061	$576,708

Audit-Related	—	—

Tax	—	—

All Other	—	—

Total Fees	$926,061	$576,708

(1)
Audit fees represent amounts billed for professional services rendered in connection with the audits of the combined and consolidated financial statements of YETI, statutory and subsidiary audits, reviews of the quarterly combined and consolidated financial statements of YETI and assistance with review of documents filed with the SEC, including our registration statement on Form S-1 related to our IPO in fiscal 2018. As a result of our IPO, the amounts reported are not necessarily representative of the fees we expect to pay Grant Thornton LLP in future years.

It is the policy of our Audit Committee to pre-approve all audit engagement fees, terms and services and permissible non-audit services to be performed by our independent registered public accounting firm.

Annually, the Audit Committee reviews and, as it deems appropriate, pre-approves the anticipated audit, audit-related, tax and other services to be performed by the independent registered public accounting firm during the year. The Audit Committee periodically reviews and pre-approves the proposed additional services to be performed by the independent registered public accounting firm and related fees that are outside the scope of the services and fees pre-approved by the Audit Committee during its annual review. In order to respond to time-sensitive requests for services that may arise between regularly scheduled meetings, the Audit Committee delegates pre-approval authority to one or more of its members, who report any pre-approval decisions to the Audit Committee at its next scheduled meeting. During fiscal 2018, the Audit Committee did not approve any non-audit services pursuant to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote "For" the ratification, on a non-binding basis, of the appointment of Grant Thornton LLP as YETI's independent registered public accounting firm for the fiscal year ending December 28, 2019.

The Board unanimously recommends that stockholders vote "For" the ratification, on a non-binding basis, of the appointment of Grant Thornton LLP as YETI's independent registered public accounting firm for the fiscal year ending December 28, 2019.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding all compensation awarded to, earned by, or paid to our named executive officers during 2017 and 2018:

Name and Principal Positions	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)

Matthew J. Reintjes	2018	728,269	—	16,662,199	2,323,252	984,375	18,809	20,716,904
President and Chief Executive Officer	2017	694,231	171,822	—	—	—	18,091	884,144

Kirk A. Zambetti Senior Vice President of Sales	2018	354,039	—	4,684,650	398,272	318,635	18,968	5,774,564

Robert O. Murdock Senior Vice President of Innovation	2018	330,250	—	3,695,203	379,689	297,225	15,024	4,717,391

(1)
Amount reflects a discretionary bonus awarded to Mr. Reintjes for calendar year 2017 based on our successful completion of the following strategic initiatives: critical systems implementation, re-platform of eCommerce site, inventory reduction, quarterly net sales, and margin performance.

(2)
Amounts in these columns reflect the aggregate grant date fair value of the RSUs and stock option awards, as applicable, granted in 2018 in accordance with Accounting Standards Codification Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 – Stock-Based Compensation of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2018. For Mr. Zambetti, stock options previously outstanding were forfeited and replaced with the grant of his RSUs, which was accounted for as a modification. Therefore, the fair value of his RSUs is the difference between the pre-modification fair value of the stock options forfeited and the post-modification fair value of the RSUs.

(3)
Amounts reflect performance bonuses earned by each named executive officer for 2018 based on our achievement of certain targets related to earnings before interest, taxes, depreciation and amortization ("EBITDA").

(4)
The amount reported for Mr. Reintjes reflects company-paid life insurance, disability insurance, and health, dental and vision care premiums ($8,309 in 2018 and $8,280 in 2017), company contributions to his health savings account ($2,250 in 2018 and $2,250 in 2017) and company-paid 401(k) plan matching contributions ($8,250 in 2018 and $7,561 in 2017). The amount reported for Mr. Zambetti reflects company-paid life insurance, disability insurance, and health, dental and vision care premiums ($8,468 in 2018), company contributions to his health savings account ($2,250 in 2018) and a company-paid 401(k) plan matching contribution ($8,250 in 2018). The amount reported for Mr. Murdock reflects company-paid life insurance, disability insurance, and health, dental and vision care premiums ($6,774 in 2018) and a company-paid 401(k) plan matching contribution ($8,250 in 2018).

Employment Agreements

Matthew J. Reintjes. We entered into an amended and restated employment agreement with Mr. Reintjes, our President and Chief Executive Officer, effective October 25, 2018. Pursuant to Mr. Reintjes' employment agreement, Mr. Reintjes' annual base salary is $875,000. For the 2018 calendar year, Mr. Reintjes was eligible to receive an incentive award based on our financial performance and individual objectives, with a target amount equal to 75% of his annual base salary amount for the 2018 calendar year, but the actual amount of such bonus exceeded such target amount for a total of $984,375. For each calendar year during the employment period beginning on or after January 1, 2019, Mr. Reintjes' target annual incentive award will be equal to 100% of his annual base salary amount for the applicable calendar year, but the actual amount of such bonus may be less than or exceed such target amount, depending on our performance. Mr. Reintjes' employment agreement provides for an initial term of three years and automatic renewal for additional one year terms, unless either party provides at least 60 days' notice of nonrenewal. Mr. Reintjes' employment agreement provides that we will use our good faith efforts to nominate Mr. Reintjes for re-election to our Board and procure his re-election at any applicable meeting of stockholders (when Mr. Reintjes' term as a director would otherwise expire) held for the purposes of electing directors. Under the employment agreement, Mr. Reintjes is an at-will employee and is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants for a period of 12 months following his termination of employment if his employment is terminated during the change in control protection period (as defined in his employment agreement) or 18 months if his employment is terminated outside of the change in control protection period. The severance provisions applicable to Mr. Reintjes are discussed below under "—Potential Payments upon Termination or Change of Control."

Kirk A. Zambetti. Mr. Zambetti, our Senior Vice President of Sales, is a participant in the Senior Leadership Severance Benefits Plan (the "Severance Plan"), as discussed below under "—Senior Leadership Severance Benefits Plan." The severance provisions applicable to Mr. Zambetti are discussed below under "—Potential Payments upon Termination or Change of Control."

Robert O. Murdock. Mr. Murdock, our Senior Vice President of Innovation, is a participant in the Severance Plan, as discussed below under "—Senior Leadership Severance Benefits Plan." The severance provisions applicable to Mr. Murdock are discussed below under "—Potential Payments upon Termination or Change of Control."

Outstanding Equity Awards as of December 29, 2018

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 29, 2018:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Exercise Price (Per Share)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1)

Matthew J. Reintjes	October 24, 2018(2)	—	321,691	$18.00	October 24, 2028	—	—
	June 23, 2018(3)	—	—	—	—	524,959	$7,779,893
	September 14, 2015(4)	264,402	132,598	$4.79	September 14, 2025	—	—

Kirk A. Zambetti	October 24, 2018(2)	—	55,147	$18.00	October 24, 2028	—	—
	June 23, 2018(3)	—	—	—	—	148,173	$2,195,924

Robert O. Murdock	October 24, 2018(2)	—	52,574	$18.00	October 24, 2028	—	—
	June 23, 2018(3)	—	—	—	—	116,421	$1,725,360

(1)
Values in this column are based on a per share value of $14.82, which was the closing price of a share of our common stock on December 28, 2018, the last business day prior to the close of our 2018 fiscal year.

(2)
As of December 29, 2018, the options granted to Messrs. Reintjes, Zambetti and Murdock were subject to time-vesting conditions as follows: one-quarter of the options will vest on each of October 24, 2019, October 24, 2020, October 24, 2021 and October 24, 2022, subject to the executive officer's continued employment until each such vesting date. The options provide for accelerated vesting upon a change of control of the company, subject to the executive officer's continued employment until such change of control.

(3)
Pursuant to the RSU agreements that each of Messrs. Reintjes, Zambetti and Murdock entered into with us, the RSUs will become fully vested and nonforfeitable upon a transaction that results in Cortec ceasing to own 35% or more of the voting power of the outstanding securities of YETI (a "Cortec Sale") and the achievement of certain EBITDA targets for calendar years 2018 and 2019; provided that if a Cortec Sale occurs prior to the date on which our Board certifies that the applicable EBITDA target has been achieved, all RSUs that have not already been forfeited will become nonforfeitable. Shares of our common stock will be delivered to the applicable grantee within 30 days of the RSUs becoming nonforfeitable. In order to receive their shares, the grantee must remain employed until the date of the Cortec Sale and must not have violated any of the terms of such grantee's non-competition agreement or other restrictive covenant agreements with us.

(4)
As of December 29, 2018, the options granted to Mr. Reintjes were subject to time-vesting conditions as follows: approximately one-third of the options vested on July 31, 2017, an additional approximately one-third of the options vested on July 31, 2018, and the remaining approximately one-third of the options will vest on July 31, 2019, subject to Mr. Reintjes' continued employment until such vesting date. The options provide for accelerated vesting on a change of control of the company, subject Mr. Reintjes' continued employment until such change of control.

RSU Awards

On June 20, 2018, our Board approved the grants of RSUs to various employees, which approval became effective on June 23, 2018, including the grant of 524,959 RSUs to Mr. Reintjes, 148,173 RSUs to Mr. Zambetti, and 116,421 RSUs to Mr. Murdock.

Each RSU represents the right to receive one share of our common stock in the future, subject to the occurrence of certain vesting criteria. In connection with their receipt of RSUs, certain grantees forfeited stock options that we previously granted to them. In addition, those grantees who are not already subject to restrictive covenants pursuant to an employment agreement between such grantee and YETI Coolers, LLC entered into a non-competition agreement in connection with such grantee's receipt of RSUs.

Pursuant to the RSU agreements that each grantee, including each named executive officer, entered into with us, the RSUs will become fully vested and nonforfeitable upon the occurrence of a Cortec Sale and the achievement of certain EBITDA targets for calendar years 2018 and 2019, provided that if a Cortec Sale occurs prior to the date on which our Board certifies that the applicable EBITDA target has been achieved, all RSUs that have not already been forfeited will become nonforfeitable and shares of our common stock will be delivered to the applicable grantee within 30 days of the RSUs becoming nonforfeitable. In order to receive their shares, the grantee must remain employed until the date of the Cortec Sale and must not have violated any of the terms of such grantee's non-competition agreement or other restrictive covenant agreements with us. The RSUs are not transferable or assignable. Each RSU award agreement includes an agreement by the grantee to be subject to a lock-up period for a period of 180 days (or such longer period as necessary to permit compliance with applicable rules and regulations) following the completion of our IPO in October 2018, during which time they are restricted from selling or transferring any of our common stock or other securities.

Stock Option Awards

In October 2018, our Board approved the grant of stock options to various employees, which grants became effective on October 24, 2018, the date we priced our IPO. These grants include an option to Mr. Reintjes to purchase 321,691 shares of our common stock, an option to Mr. Zambetti to purchase 55,147 shares of our common stock, and an option to Mr. Murdock to purchase 52,574 shares of our common stock.

Each of these stock options represents the right to purchase a specified number of shares of our common stock at the same price at which our common stock was initially offered to the public, as determined by the pricing committee of our Board on October 24, 2018, the date we priced our IPO.

Pursuant to the nonqualified stock option agreements that each grantee, including each named executive officer, has entered into with us, the stock options will become exercisable in four equal annual installments, beginning on the first anniversary of the date of grant, as long as the applicable grantee remains our employee through each such date, with each stock option becoming fully exercisable in the event such grantee dies or becomes disabled (as defined in the applicable agreement) while serving as our employee. In addition, each stock option will become immediately exercisable in full if, within two years following a change in control, the applicable grantee's employment with us terminates as the result of a termination without cause or a termination for good reason (in each case as defined in the applicable agreement), or in the event the stock option is not assumed or replaced by a successor in connection with a change in control. Following a grantee's termination of employment, his or her stock option may generally, to the extent then exercisable, be exercised for a certain period of time following such termination, depending upon the circumstances of such termination; provided that the entire stock option shall terminate and be forfeited in the event the grantee's employment is terminated by us for cause.

Annual Incentive Plan

We sponsor an annual incentive plan, under which certain employees, including our named executive officers, are eligible to receive an annual incentive award. The amount of Mr. Reintjes' target annual incentive is described under "—Employment Agreements." For 2018, each of Messrs. Zambetti and Murdock was entitled to a target annual incentive award in an amount equal to 60% of the applicable executive's salary earned in 2018. Target award amounts for eligible participants are generally expressed as a percentage of base salary and are calculated on a sliding scale with ranges above and below target consistent with incentive calculations provided to participants during the applicable calendar year. Payments under our annual incentive program are based on the achievement of goals based on a number of factors, including each participant's historical and anticipated future performance, our growth and profitability, and other relevant considerations. Participants must be employed by us on the payment date in order to receive payment of the incentive award. Incentive awards are paid after year-end results are confirmed, during the calendar year following the year to which the incentive award relates. For calendar year 2018, amounts earned under the annual incentive plan were based on our attainment of certain EBITDA targets.

401(k) Plan

We offer a 401(k) defined contribution plan covering substantially all of our employees, including our named executive officers. Participants may make voluntary contributions to the 401(k) plan, limited by certain Internal Revenue Code (the "Code") restrictions. We are responsible for the administrative costs of the 401(k) plan, and we provide discretionary matching contributions to employee contributions.

Senior Leadership Severance Benefits Plan

Each of Messrs. Zambetti and Murdock participate in the Severance Plan, under which each participant is entitled to severance in connection with certain terminations of employment, subject to the participant's execution of a release of claims. Each participant, including Messrs. Zambetti and Murdock, is required to execute a participation agreement, which designates a participant's applicable participation level, and a restrictive covenants agreement, as a condition of participating in the Severance Plan. Under the restrictive covenants agreements, each participant, including Messrs. Zambetti and Murdock, is subject to customary restrictive covenants, including non-competition and non-solicitation of customer covenants following termination, which for Messrs. Zambetti and Murdock will continue for a period of 12 months. The severance provisions applicable to Messrs. Zambetti and Murdock under the Severance Plan are discussed below under "—Potential Payments upon Termination or Change of Control."

Potential Payments upon Termination or Change of Control

Mr. Reintjes' employment agreement provides for certain payments to be made in connection with certain terminations of employment. Under Mr. Reintjes' employment agreement, Mr. Reintjes is entitled to severance, subject to his execution of a release of claims, as follows:

•
If Mr. Reintjes' employment is terminated by us without cause (as such term is defined in Mr. Reintjes' employment agreement) or by Mr. Reintjes for good reason (as such term is defined in Mr. Reintjes' employment agreement), and such termination occurs outside of the change in control protection period (as such term is defined in Mr. Reintjes' employment agreement), Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount for the year in which such termination occurs. This amount would be paid over the 18-month period following Mr. Reintjes' termination of employment. Mr. Reintjes will also be eligible to receive a pro rata portion of his annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes' employment terminates or (b) the 61st day after the date on which Mr. Reintjes' employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.

•
If Mr. Reintjes' employment is terminated by us without cause or by Mr. Reintjes for good reason, and such termination occurs during the change in control protection period, Mr. Reintjes will be eligible to receive a severance payment in an amount equal to 200% of the sum of his annual base salary amount plus his target annual incentive compensation amount for the year in which such termination occurs. This amount generally would be paid in a single lump sum following Mr. Reintjes' termination of employment; although a portion of this amount would be paid over the 18-month period following Mr. Reintjes' termination of employment if required under Section 409A of the Code. Mr. Reintjes will also be eligible to receive a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which Mr. Reintjes' employment terminates or (b) the 61st day after the date on which Mr. Reintjes' employment terminates. In addition, we will reimburse Mr. Reintjes for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.

Under the Severance Plan, Messrs. Zambetti and Murdock are entitled to severance, subject to their execution of a release of claims, as follows:

•
If the employment of either of Messrs. Zambetti or Murdock is terminated by us without cause (as such term is defined in the Severance Plan) or by the applicable executive for good reason (as such term is defined in the Severance Plan), and such termination does not occur during the change in control protection period (as such term is defined in the Severance Plan), Mr. Zambetti or Mr. Murdock, as applicable, will be eligible to receive a severance amount equal to 100% of his respective annual base salary amount (the "Base Severance Amount"). The Base Severance Amount would be paid over the 12-month period following the applicable executive's termination of employment. Mr. Zambetti or Mr. Murdock, as applicable, will also be eligible to receive a pro rata portion of his respective annual incentive compensation payment for the year of termination, based on actual performance for the full year and the number of days the applicable executive was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive's employment terminates or (b) the 61st day after the date on which the applicable executive's employment terminates. In addition, we will reimburse the applicable executive for the full amount of his premiums for health care continuation coverage for a period of up to 12 months.

•
If the employment of either of Messrs. Zambetti or Murdock is terminated by us without cause or by the applicable executive for good reason, and such termination occurs during the change in control protection period, Mr. Zambetti or Mr. Murdock, as applicable, will be eligible to receive a severance payment equal to 150% of the sum of his annual base salary amount plus target annual incentive compensation amount (the "Enhanced Severance Amount"). The Enhanced Severance Amount generally would be paid in a single lump sum following the applicable executive's termination of employment; although a portion of this amount would be paid over the 12-month period following the applicable executive's termination of employment, if required under Section 409A of the Code. Mr. Zambetti or Mr. Murdock, as applicable, will also be eligible to receive a pro rata portion of his target annual incentive compensation payment for the year of termination, based on the number of days he was employed during such year, to be paid in a lump sum at the later of (a) the time when annual incentive compensation payments are paid to our executive officers for the calendar year in which the applicable executive's employment terminates or (b) the 61st day after the date on which the applicable executive's employment terminates. In addition, we will reimburse the applicable executive for the full amount of his premiums for health care continuation coverage for a period of up to 18 months.

•
For purposes of the Severance Plan, the change in control protection period is the 24-month period following a change in control (as defined in the Severance Plan). If a change in control occurs during the six-month period following termination of the employment of either Mr. Zambetti or Mr. Murdock, by us without cause, or by the applicable executive for good reason, and such termination of employment (or the event giving rise to the termination for good reason) occurred at the request of a third party which had taken steps reasonably calculated or intended to effectuate such change in control, or otherwise arose in connection with or in anticipation of such change in control, then Mr. Zambetti or Mr. Murdock, as applicable, would be entitled to receive the Enhanced Severance Amount, less any portion of the Base Severance Amount that was previously paid.

•
The Severance Plan also contains a net-better Section 280G cutback provision, which provides that, if payments to a participant would constitute "parachute payments" within the meaning of Section 280G of the Code and be subject to an excise tax under Section 4999 of the Code, then such payments would be reduced by the amount needed to avoid triggering such tax, provided that such reduction leaves the participant in a better after-tax position than if such payments had not been reduced (taking into account the effect of the excise tax).

Equity Compensation Plans

2012 Equity and Performance Incentive Plan (as amended and restated June 20, 2018). We adopted the 2012 Plan in June 2012 and amended and restated the 2012 Plan on June 20, 2018. Our Board administers the 2012 Plan. Subject to the provisions of the 2012 Plan, our Board has the power to interpret and administer the 2012 Plan and any award agreement and to determine the terms of awards. Nonqualified stock options and RSUs have been granted under the 2012 Plan. Following our IPO, no shares are available for issuance pursuant to new awards under the 2012 Plan.

2018 Equity and Incentive Compensation Plan. Our Board adopted the 2018 Plan, which became effective September 26, 2018. The 2018 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to determine eligible participants in the 2018 Plan and to interpret and make determinations under the 2018 Plan. Pursuant to the 2018 Plan, we may grant stock options, appreciation rights, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to shares of our common stock.

Executive Stock Ownership Guidelines

Certain of our executive officers and other senior employees as identified by the Compensation Committee are subject to stock ownership guidelines. Under the stock ownership guidelines, Mr. Reintjes, our President and Chief Executive Officer, is required to own stock in an amount equal to not less than six times his annual base salary, and our other executive officers and other senior employees identified by the Compensation Committee are required to own stock in an amount equal to not less than three times their annual base salary. For purposes of this requirement, an executive's holdings include shares of our common stock held directly or indirectly, individually or jointly, as well as vested share awards that have been deferred for future delivery. Until the stock ownership requirements have been satisfied, Mr. Reintjes and each other executive officer or other identified senior employee is required to retain 50% of the shares received upon settlement of restricted stock, RSUs or performance shares (net of shares with a value equal to the amount of taxes owed by such executive in respect of such settlement) and the shares received on exercise of stock options (net of shares tendered or withheld for the payment of the exercise price and taxes owed by such executive in respect of such exercise), in any case, with respect to equity awards that are granted on or following October 24, 2018. The stock retention requirement does not apply to equity awards that were granted to the executive officers or other senior employees prior to October 24, 2018.

Clawback Policy

Our clawback policy is administered by the Compensation Committee. Pursuant to this policy, in the event we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance by us with any financial reporting requirement under the federal securities laws and the Compensation Committee reasonably, and in good faith, determines that any current or former executive officer or any other senior employee identified by the Compensation Committee who received incentive compensation (whether cash or equity) from us on or after the effective date of the clawback policy has willfully committed misconduct that contributed to the noncompliance that resulted in our obligation to prepare the accounting restatement, we have the right to use reasonable efforts to recover from such executive officer or senior employee any excess incentive compensation awarded as a result of the misstatement. Additionally, if any current or former executive officer or any other senior employee identified by the Compensation Committee who received incentive compensation (whether cash or equity) from us on or after the effective date of the clawback policy engages in serious misconduct or activity otherwise prohibited by the clawback policy, we have the right to use reasonable efforts to recover from such executive officer or senior employee any amount of incentive compensation the Compensation Committee reasonably and in good faith deems appropriate. The clawback policy applies to compensation granted on or after the effective date of the policy.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be "soliciting material" or to otherwise be considered "filed" with the SEC or be subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that YETI specifically incorporates it by reference into such filing.

As provided in its charter, the purposes of the Audit Committee are to (a) assist the Board in fulfilling its oversight responsibilities with respect to (i) the integrity of YETI's financial statements, (ii) YETI's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications, independence and performance, and (iv) the performance of YETI's internal audit function; (b) prepare the Audit Committee's report to be included in YETI's annual proxy statement; (c) advise and consult with management and the Board regarding the financial affairs of YETI; and (d) appoint, compensate, retain, terminate and oversee the work of YETI's independent auditors. Our principal responsibility is one of oversight. YETI's management is responsible for the preparation, presentation and integrity of its financial statements and Grant Thornton LLP, YETI's independent registered public accounting firm, is responsible for auditing and reviewing those financial statements. Grant Thornton LLP reports directly to the Audit Committee, which is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm.

In this context, we have reviewed and discussed YETI's audited consolidated financial statements for the fiscal year ended December 29, 2018 with YETI's management and Grant Thornton LLP. This review included discussions with Grant Thornton LLP regarding those matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (the "PCAOB"). In addition, we received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the PCAOB regarding Grant Thornton LLP's communications with the Audit Committee concerning independence and discussed with Grant Thornton LLP its independence from YETI and its management. We also considered whether the provision of non-audit services to YETI is compatible with Grant Thornton LLP's independence.

Based on these reviews and discussions and the reports of Grant Thornton LLP, the Audit Committee recommended to the Board that the audited financial statements be included in YETI's Annual Report on Form 10-K for the fiscal year ended December 29, 2018 for filing with the SEC.

The Audit Committee

Robert K. Shearer (Chair)
Dustan E. McCoy
Michael E. Najjar

STOCKHOLDERS' PROPOSALS

Any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2020 Annual Meeting of Stockholders must comply with the procedural and other requirements set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders, the proposal must be received by our Secretary at our principal executive offices no later than December 6, 2019.

In addition, any stockholder who intends to submit a proposal for consideration at our 2020 Annual Meeting of Stockholders, but not for inclusion in our proxy statement, or who intends to submit nominees for election as directors at the meeting must notify our Secretary in writing. Under our Bylaws, such written notice must (a) be received at our principal executive offices no earlier than January 18, 2020 and no later than the close of business on February 17, 2020 and (b) satisfy specified requirements set forth in our Bylaws.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 17, 2019.

The Notice of Annual Meeting of Stockholders, this proxy statement and our 2018 Annual Report to Stockholders are available on the Internet at www.proxyvote.com.

The following information applicable to the Annual Meeting may be found in this proxy statement and the Notice of Internet Availability of Proxy Materials or the proxy card that you received:

•
The date, time and location of the Annual Meeting;

•
A list of the matters intended to be acted on and our Board's recommendations regarding those matters;

•
Any control/identification numbers that you need to access your proxy; and

•
Information about attending the Annual Meeting and voting in person.

GENERAL INFORMATION

Our Board has made our proxy materials available to you over the Internet or, upon your request, has mailed you a printed version of these materials in connection with the Annual Meeting, which will take place on May 17, 2019. We mailed the Notice of Internet Availability of Proxy Materials to our stockholders on April 4, 2019, and our proxy materials were posted on the website referenced in the Notice of Internet Availability of Proxy Materials on that same date.

We have sent or provided access to the materials to you because our Board is soliciting your proxy to vote your shares at our Annual Meeting. We will bear all expenses incurred in connection with this proxy solicitation. Our officers and employees may solicit your proxy by telephone, by facsimile transmission or in person and they will not be separately compensated for such services. We solicit proxies to give all stockholders an opportunity to vote on matters that will be presented at the Annual Meeting. In this proxy statement, you will find information on these matters, which is provided to assist you in voting your shares. If your shares are held through a broker or other nominee (i.e., in "street name") and you have requested printed versions of these materials, we have requested that your broker or nominee forward this proxy statement to you and obtain your voting instructions, for which we will reimburse them for reasonable out-of-pocket expenses.

VOTING INFORMATION

Record Date and Who May Vote

Our Board selected March 25, 2019 as the record date for determining stockholders entitled to vote at the Annual Meeting. This means that if you were a registered stockholder with our transfer agent and registrar, Broadridge Corporate Issuer Solutions, Inc., as of the close of business on the record date, you may vote your shares on the matters to be considered at the Annual Meeting. If your shares were held in street name through a broker or nominee on that date, you should refer to the instructions provided by your broker or nominee for further information. They are seeking your instructions on how you want your shares voted.

On the record date, 84,196,079 shares of our common stock were outstanding. Each outstanding share of common stock entitles its holder to one vote on each matter to be acted on at the Annual Meeting.

How to Vote

Most stockholders can vote by proxy in three ways:

•
by Internet at www.proxyvote.com;

•
by telephone; or

•
by mail.

If you are a stockholder of record, you can vote your shares by voting by Internet, telephone, mailing in your proxy (if you requested and received a printed version of the proxy materials) or in person at the Annual Meeting. You may give us your proxy by following the instructions included in the Notice of Internet Availability of Proxy Materials or, if you received a printed version of these proxy materials, in the enclosed proxy card. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full set of proxy materials through the instructions in the Notice of Internet Availability of Proxy Materials. If you vote using either telephone or the Internet, you will save us mailing expense.

By giving us your proxy, you will be directing us how to vote your shares at the Annual Meeting. Even if you plan on attending the Annual Meeting, we urge you to submit a proxy now, instructing how your shares are to be voted at the Annual Meeting. This will ensure that your vote is represented at the Annual Meeting. If you do attend the Annual Meeting, you can change your vote at that time, if you then desire to do so.

If you are the beneficial owner of shares held in street name, the methods by which you can access the proxy materials and give the voting instructions to the broker or nominee may vary. Accordingly, beneficial owners should follow the instructions provided by their brokers or nominees to vote by Internet, telephone or mail. If you want to vote by mail but have not received a printed version of these proxy materials, you may request a full set of proxy materials as instructed by the Notice of Internet Availability of Proxy Materials. If you want to vote your shares in person at the Annual Meeting, you must obtain a valid proxy from your broker or nominee. You should contact your broker or nominee or refer to the instructions provided by your broker or nominee for further information. Additionally, the availability of Internet or telephone voting depends on the voting process used by the broker or nominee that holds your shares.

You may receive more than one Notice of Internet Availability of Proxy Materials or proxy statement and proxy card or voting instruction form if your shares are held through more than one account (e.g., through different brokers or nominees). Each Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form only covers those shares held in the applicable account. If you hold shares in more than one account, you will have to provide voting instructions as to all your accounts to vote all your shares.

How to Change Your Vote or Revoke Your Proxy

For stockholders of record, you may change your vote or revoke your proxy by written notice to our Secretary at 7601 Southwest Parkway, Austin, Texas 78735, granting a new, later dated proxy (including by submitting a later dated proxy by telephone or on the Internet) or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, constitute revocation of a proxy. Unless you attend the Annual Meeting and vote your shares in person, you should change your vote using the same method (by Internet, telephone or mail) that you first used to vote your shares. This will help the inspector of election for the Annual Meeting verify your latest vote.

For beneficial owners of shares held in street name, you should follow the instructions in the information provided by your broker or nominee to change your vote or revoke your proxy. If you want to change your vote as to shares held in street name by voting in person at the Annual Meeting, you must obtain a valid proxy from the broker or nominee that holds those shares for you.

Quorum

The Annual Meeting will be held only if a quorum exists. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority in voting power of the shares of the capital stock of YETI issued and outstanding and entitled to vote at the Annual Meeting will be necessary and sufficient to constitute a quorum. If you attend the Annual Meeting and vote in person or if you submit a proxy by Internet, telephone or mail, instructing how your shares are to be voted at the Annual Meeting, your shares will be counted toward a quorum, even if you abstain from voting on a particular matter. Shares held by brokers that constitute "broker non-votes" because they have not received voting instructions from the beneficial owners and lack the discretionary authority to vote on a particular matter, as described below, will count for quorum purposes.

Proposals to Be Voted On

We are asking you to vote on the following:

•

Proposal 1: the election of Matthew J. Reintjes and Roy J. Seiders as Class I directors to serve until our 2022 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified; and

•

Proposal 2: the ratification, on a non-binding basis, of our Audit Committee's appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019.

How Votes are Counted

For stockholders of record, all shares represented by proxies will be voted at the Annual Meeting in accordance with instructions given by the stockholders. Where a stockholder returns its proxy and no instructions are given with respect to a given matter, the proxy holders named in the proxy will vote those shares: (a) "For All" of the Board's nominees in the election of two Class I directors; (b) "For" the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2019; and (c) in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting. If you are a stockholder of record and you do not return your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

For beneficial owners of shares held in street name, in most instances, the brokers, banks, or nominees holding shares for beneficial owners must vote those shares as instructed. Absent instructions from you, brokers holding your shares in street name may vote your shares as they decide as to matters for which they have discretionary authority under the applicable NYSE rules. Under these rules, a broker does not have discretion to vote any uninstructed shares in the election of directors. Accordingly, if you do not submit voting instructions to your broker, no votes will be cast on your behalf in the election of two Class I directors (Proposal 1). Your broker, however, will be entitled to vote your shares in its discretion, absent instructions from you, on the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2). If your broker exercises this discretion with respect to Proposal 2, your shares will constitute "broker non-votes" with respect to Proposal 1.

We are not aware of any other matters that may be presented or acted on at the Annual Meeting. If you vote by signing and mailing a proxy card (if you requested and received a printed version of the proxy materials) or submit your proxy using the Internet or telephone voting procedures, the individuals named as proxies may vote your shares, in their discretion, on any other matter requiring a stockholder vote that comes before the Annual Meeting.

Vote Required

In Proposal 1, the election of two Class I directors, you may vote "For All" director nominees or withhold your vote for any one or more of the director nominees. Under our Bylaws, director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Withheld votes and broker non-votes will have no effect on the election of directors. This means that the individuals nominated for election to the Board who receive the most affirmative votes (among votes properly cast in person or by proxy) will be elected.

For Proposal 2, you may vote "For" or "Against" or abstain from voting. This proposal requires the affirmative vote of a majority of the shares of common stock cast affirmatively or negatively on the matter. Abstentions will not be considered as votes cast and, as a result, will not have any effect on the proposal. Because the ratification of the appointment of the independent auditor is considered a "routine" matter, there will be no broker non-votes with respect to Proposal 2.

Confidential Voting

All voted proxies and ballots will be handled to protect your voting privacy as a stockholder. Your vote will not be disclosed except:

•
to meet any legal requirements;

•
in limited circumstances such as a proxy contest in opposition to our Board;

•
to permit independent inspectors of election to tabulate and certify your vote; or

•
to adequately respond to your written comments on your proxy card.

By Order of the Board of Directors,

Bryan C. Barksdale
Senior Vice President, General Counsel and Secretary
Dated: April 4, 2019

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope the company has provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E72890-P21660 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. YETI HOLDINGS, INC. The Board of Directors recommends you vote For All the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of two Class I directors. Nominees: 01) Matthew J. Reintjes 02) Roy J. Seiders For Against Abstain The Board of Directors recommends you vote For the following proposal: ! ! ! 2. Ratification of the appointment of Grant Thornton LLP as YETI Holdings, Inc.'s independent registered public accounting firm for year ending December 28, 2019. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 17, 2019: 1. The Notice of Annual Meeting of Stockholders 2. Proxy Statement 3. 2018 Annual Report to Stockholders are available at www.proxyvote.com. E72891-P21660 YETI HOLDINGS, INC. 2019 Annual Meeting of Stockholders May 17, 2019 8:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Dustan E. McCoy and Robert K. Shearer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as provided below, with all the powers which the undersigned would possess if personally present, all of the shares of common stock of YETI that the undersigned is/are entitled to vote at the 2019 Annual Meeting of Stockholders to be held at 8:00 A.M., local time, on May 17, 2019, at the YETI Flagship store, located at 220 S. Congress Avenue, Austin, Texas 78704, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares represented by this proxy will be voted "For All" of the nominees in the election of two Class I directors and "FOR" proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2019 Annual Meeting of Stockholders. Continued and to be signed on reverse side